Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports 2007 Financial Results

International expansion helps drive more than $1 billion improvement in 2007 annual pre-tax income

ATLANTA, Jan. 23, 2008 – Delta Air Lines (NYSE:DAL) today reported results for the quarter and year ended Dec. 31, 2007.  Key points include:

•	Delta’s 2007 pre-tax income was $1.8 billion. Excluding reorganization related and certain items, pre-tax income was $625 million, a $1.1 billion improvement compared to 2006.[1,2,3]
•	Due to a 26% rise in fuel price, Delta reported a pre-tax loss for the fourth quarter of $105 million.
•	Delta ended the year with $3.8 billion in unrestricted liquidity, including $1 billion available under its revolving credit facility.
•	Delta employees will receive $158 million in profit sharing in recognition of their critical role in achieving significant financial improvements in 2007.

Delta reported pre-tax income of $1.8 billion in 2007. Excluding reorganization related and certain items, pre-tax income was $625 million, a $1.1 billion improvement compared to 2006. As a result of the unprecedented increase in jet fuel prices from $2.31 to as high as $2.77 per gallon, Delta reported a pre-tax loss for the quarter of $105 million, an $80 million improvement compared to the prior year period excluding reorganization items.
Delta’s net income for the year was $1.6 billion, or $418 million excluding reorganization related items. Delta reported a net loss of $70 million for the fourth quarter, or $0.18 per diluted share.
"2007 was an historic year for Delta marked by achievements that demonstrate the extraordinary power of Delta people,” said Richard Anderson, Delta’s chief executive officer.  “Our successful emergence from bankruptcy; continued successful international expansion; strong operational performance; positive financial results - in spite of the unrelenting pressure we face from record fuel prices - reflect the outstanding work of our people, and I’m pleased that we’ll deliver $158 million in profit sharing to my Delta colleagues in a few weeks in recognition of their many achievements in 2007.”

Revenue Improvements
Delta’s network restructuring and revenue management initiatives continued to drive positive momentum during the December 2007 quarter. Passenger revenue increased 10% compared to the prior year period driven by 5% higher yield and 5% higher traffic.  During the fourth quarter, 32% of Delta’s capacity operated in international markets, up from 23% in the December 2005 quarter.  During the same periods, the percentage of Delta’s capacity operating in domestic markets declined to 68% from 77%.

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Delta’s fourth quarter consolidated passenger unit revenue (PRASM) improved 6% year over year to 10.87 cents. Continued strong demand for Delta’s international product resulted in a 14% increase in international PRASM year over year. Domestic PRASM increased 4% driven by the domestic network restructuring and higher yields from pricing actions implemented to offset higher fuel costs. Based on 2007 ATA data, Delta’s consolidated length of haul adjusted PRASM for 2007 was 95% of industry average PRASM (excluding Delta), up from 86% in 2005 when the Company began its restructuring.
Comparisons of revenue related statistics by geographic region are as follows:

	December 2007 Quarter vs. December 2006 Quarter
	Domestic	Latin America	Atlantic	Pacific
Passenger Revenue	4.4%	13.5%	33.3%	50.3%
Passenger Unit Revenue	4.3%	13.6%	15.2%	(6.0)%
Yield	4.6%	4.7%	12.7%	2.3%
Traffic	(0.2)%	8.5%	18.3%	47.0%
Capacity	0.0%	0.0%	15.7%	59.9%
Load Factor	(0.2) pts	6.0 pts	1.7 pts	(6.5) pts

Other, net revenues increased $72 million, or 17%, in the fourth quarter primarily due to higher passenger fees and charges, an increase in SkyMiles revenue and the impact of fresh start reporting.

Cost Discipline
For the December 2007 quarter, Delta’s operating expenses increased 10%, or $445 million, over the prior year period. Of this amount, increased fuel price represented almost $370 million, including fuel prices paid under our contract carrier arrangements. The remainder of the increase in operating expense was primarily due to higher expenses related to the 4% increase in capacity during the quarter.  For the same period, non-operating expenses declined 46%, or $88 million, due primarily to lower effective interest rates, improved cash flows and the impact of fresh start reporting.
Because of the steep rise in fuel price during the fourth quarter of 2007, Delta's mainline unit cost (CASM4) increased 4% to 10.79 cents compared to the prior year period.  Excluding fuel expense, mainline CASM declined 6% to 6.79 cents.
"While the recent sharp rise in fuel price pressured the business significantly in the fourth quarter, the year over year improvements in unit revenue and non-fuel unit cost demonstrate the progress we continue to make to transform Delta,” said Edward Bastian, Delta’s president and chief financial officer.  “However, the business must be recalibrated to this high fuel price environment and we have moved aggressively to reduce domestic capacity beginning in January while retaining the flexibility to quickly make further adjustments as the domestic economic outlook warrants.”

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Operational Performance
Based on the most recent available DOT data5, Delta ranks first among the network carriers in on-time performance in 2007, a significant accomplishment by Delta employees given the considerable weather and congestion challenges faced during the year.  In addition, during November 2007, Delta led the industry by ranking first in on-time performance at each of its hubs in Atlanta, New York-JFK, Salt Lake City and Cincinnati.
Delta was pleased to participate with the Federal Aviation Administration (FAA) on a schedule reduction process, finalized in mid-January, to ease congestion and reduce delays at New York’s three major airports.  The Company worked cooperatively with the FAA to adjust its JFK schedule during peak times, while maintaining previously announced international growth plans for summer 2008.  Delta believes the revised schedule will result in more efficient operations and a better travel experience for its customers, particularly during the busy summer travel season.

Liquidity
In October 2007, Delta continued to strengthen its liquidity position by issuing $1.4 billion in new enhanced equipment trust certificates (EETC).  This transaction refinanced $961 million in aircraft-secured debt, including Delta’s 2001-2 EETC, lowering the interest rate and deferring more than $560 million in maturities which had been due in 2010-11.
In December 2007, Delta received $156 million under a new agreement that allows the company to borrow up to $233 million to finance aircraft pre-delivery payments. This credit facility consists of separate loans for each related aircraft, with various maturity dates between February 2008 and August 2009.
Also during the quarter, Delta received $83 million from the sale of its investment in ARINC. This investment had been recorded at fair value upon emergence from bankruptcy. As a result, there was no gain or loss recorded on this transaction.
As of Dec. 31, 2007, Delta had $3.3 billion in cash, cash equivalents and short-term investments, of which $2.8 billion was unrestricted.  Delta has an additional $1 billion available under its revolving credit facility, resulting in a total of $3.8 billion in unrestricted liquidity at year end.

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Fuel Hedging
During the December 2007 quarter, Delta hedged 21% of its fuel consumption, resulting in an average fuel price of $2.61 per gallon.  Delta realized approximately $40 million in cash gains on fuel hedge contracts settled during the quarter.
As of Jan. 22, 2008, Delta has the following fuel hedges in place for estimated 2008 consumption:

	Percent Hedged	Jet Fuel Equivalent Cap
Q1 2008	26%	$2.77
Q2 2008	31%	$2.72
Q3 2008	15%	$2.70
Q4 2008	10%	$2.69

2007 Highlights
In 2007, Delta continued the positive momentum in its business, demonstrating its ongoing commitment to providing the best products and services to its customers while creating value for shareholders. Highlights include, Delta:

•
Successfully emerged from bankruptcy on April 30, positioning itself to compete aggressively with a best-in-class cost structure and balance sheet, a diversified global network, a renewed focus on the customer experience, and a dedicated and committed workforce;

•
Invested significantly in Delta people worldwide through a comprehensive compensation program, including a stock distribution and cash lump sum payment to employees upon emergence from bankruptcy, an increase in base pay, an enhanced annual profit sharing program, a monthly Shared Rewards program, and a new defined contribution benefit;

•	Earned, for the second consecutive year, a ranking in the top two among network carriers in the JD Power Customer Satisfaction Survey;
•
Signed a joint venture agreement with Air France, to be implemented in April 2008, to share revenues and costs on certain trans-Atlantic routes, expanding the existing partnership that has resulted in new routes and choices to customers on both sides of the Atlantic since its inception. As part of this agreement, Delta customers will the have option of four daily Heathrow flights beginning March 30, 2008: twice daily from New York-JFK, and once daily from Atlanta, operated by Delta; and once daily from Los Angeles, operated by Air France;

•
Won the rights to offer nonstop flights between the world’s largest airline hub in Atlanta and Shanghai, China, effective March 30, 2008, filling a critical void in air travel by providing 65 million residents of the Southeast direct access to the world’s fastest growing economy;

•
Completed the conversion of 11 B767-400 aircraft from domestic to international service, with three remaining B767-400 aircraft to be converted by spring 2008. These aircraft support Delta’s international expansion strategy. In 2007, Delta launched 16 new international routes, including service from Atlanta to Dubai, Lagos, Prague, Seoul, and Vienna and from New York-JFK to Bucharest and Pisa;

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•
Confirmed orders for a total of eight B777-LR aircraft, and announced the planned installation of winglets on more than 60 B737-NG, B757-200 and B767-300ER aircraft over the next two years; added more two-class regional jets featuring first class cabins; and introduced into trans-Atlantic service Delta’s first long-range B757-200 aircraft featuring on-demand digital entertainment in every seat;

•
Invested in facilities and on-board products to improve the customer’s travel experience including a redesigned, state-of-the-art lobby at Hartsfield-Jackson Atlanta International Airport, a dedicated premium customer check-in facility at Terminal 2 at New York-JFK, and enhanced food offerings with new domestic First Class and international BusinessElite® entrees from Chef Michelle Bernstein and new food-for-sale options from Chef Todd English in U.S. Coach Class.

Emergence Related Items
For the December 2007 quarter, emergence related items resulted in a $65 million increase to pre-tax income.  Fresh start reporting increased pre-tax income by $94 million, and share-based compensation expense for emergence equity awards decreased pre-tax income by $29 million.  In total, emergence related items increased consolidated PRASM by 0.15 cents and increased mainline non-fuel CASM by 0.14 cents.

	Increase/(Decrease) to Pre-tax Income
	Q407	2007
Revenue	$70	$188

Fuel	-	(46)
Salaries and related	(29)	(105)
Depreciation and amortization	(3)	(19)
Landing fees and other rents	2	8
Aircraft rent	9	20
Aircraft maintenance materials and outside repairs	(19)	(52)
Other	(3)	(9)
Operating expense	(43)	(203)

Non-operating expense	38	67

Total	$65	$52

For the March 2008 quarter, Delta estimates emergence related items will increase revenue by approximately $50 million, increase operating expense by approximately $40 million and decrease non-operating expense by approximately $15 million.

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March 2008 Quarter and Full Year 2008 Guidance
The company projects the following for the March 2008 quarter and full year 2008:

	1Q 2008 Forecast	2008 Forecast

Operating margin	(2%) – (4%)	4 – 6%

Fuel price, including taxes	$2.74	$2.67

	1Q 2008 Forecast (compared to 1Q 2007)	2008 Forecast (compared to 2007)

Mainline unit costs - excluding fuel and profit sharing	Up 4 – 6%	Flat

System capacity	Up 1 – 2%	Up 2 - 3%
Domestic	Down 2 - 3%	Down 4 – 5%
International	Up 10 – 12%	Up 17 - 18%

Mainline capacity	Up 1 – 2%	Up 3 – 5%
Domestic	Down 3 – 4%	Down 4 – 6%
International	Up 10 – 12%	Up 17 – 18%

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and twelve month periods ended Dec. 31, 2007 and 2006; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2007 and Dec. 31, 2006; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines operates service to more worldwide destinations than any airline with Delta and Delta Connection flights to 321 destinations in 58 countries. Delta has added more international capacity than any other major U.S. airline during the last two years and is the leader across the Atlantic with flights to 36 trans-Atlantic markets. To Latin America and the Caribbean, Delta offers more than 500 weekly flights to 63 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 485 worldwide destinations in 106 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
1  In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7,“Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for the four months ended April 30, 2007 with the eight months ended December 31, 2007. References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

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2  Note 1 to the attached Consolidated Statements of Operations provides a reconciliation of certain non-GAAP financial measures used in this release and provides the reasons management uses those measures.

3  Reorganization items refers to revenues, expenses, gains or losses that we realized or incurred due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code.  In accordance with GAAP, these items are separately classified in the Predecessor’s Consolidated Statements of Operations.

4  Delta excludes from mainline unit costs expenses for aircraft maintenance and staffing services which the Company provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance and staffing services to third parties.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

5  For the eleven months ended November 30, 2007.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.  Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of Jan. 23, 2008, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Successor)	(Predecessor)
	Three Months Ended
	December 31,
(In millions)	2007	2006	Percent Change
OPERATING REVENUE:
Passenger:
Mainline	$3,052	$2,764	10%
Regional affiliates	1,015	944	8%
Cargo	132	126	5%
Other, net	484	412	17%
Total operating revenue	4,683	4,246	10%
OPERATING EXPENSE:
Aircraft fuel and related taxes	1,356	1,056	28%
Salaries and related costs	1,070	1,003	7%
Contract carrier arrangements	851	663	28%
Depreciation and amortization	288	364	-21%
Contracted services	246	248	-1%
Aircraft maintenance materials and outside repairs	245	232	6%
Passenger commissions and other selling expenses	212	209	1%
Landing fees and other rents	175	189	-7%
Passenger service	88	82	7%
Aircraft rent	60	78	-23%
Other	94	116	-19%
Total operating expense	4,685	4,240	10%
OPERATING (LOSS) INCOME	(2)	6	NM
OTHER (EXPENSE) INCOME:
Interest expense	(138)	(207)	-33%
Interest income	39	23	70%
Miscellaneous, net	(4)	(7)	-43%
Total other expense, net	(103)	(191)	-46%
LOSS BEFORE REORGANIZATION ITEMS, NET	(105)	(185)	-43%
REORGANIZATION ITEMS, NET	-	(2,521)	NM
LOSS BEFORE INCOME TAXES	(105)	(2,706)	-96%
INCOME TAX BENEFIT	35	725	-95%
NET LOSS	$(70)	$(1,981)	-96%
BASIC AND DILUTED LOSS PER SHARE	$(0.18)	NM	NM
WEIGHTED AVERAGE SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	394,906,525	NM	NM

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Predecessor)	(Successor)	(Combined)	(Predecessor)
	Four Months	Eight Months	Year	Year
	Ended	Ended	Ended	Ended
	April 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in millions)	2007	2007	2007	2006
OPERATING REVENUE:
Passenger:
Mainline	$3,829	$8,929	$12,758	$11,640
Regional affiliates	1,296	2,874	4,170	3,853
Cargo	148	334	482	498
Other, net	523	1,221	1,744	1,541
Total operating revenue	5,796	13,358	19,154	17,532

OPERATING EXPENSE:
Aircraft fuel and related taxes	1,270	3,416	4,686	4,433
Salaries and related costs	1,302	2,887	4,189	4,365
Contract carrier arrangements	956	2,196	3,152	2,656
Depreciation and amortization	386	778	1,164	1,276
Contracted services	326	670	996	918
Aircraft maintenance materials and outside repairs	320	663	983	921
Passenger commissions and other selling expenses	298	635	933	888
Landing fees and other rents	250	475	725	881
Passenger service	95	243	338	332
Aircraft rent	90	156	246	316
Profit sharing	14	144	158	-
Other	189	299	488	488
Total operating expense	5,496	12,562	18,058	17,474

OPERATING INCOME	300	796	1,096	58

OTHER (EXPENSE) INCOME:
Interest expense	(262)	(390)	(652)	(870)
Interest income	14	114	128	69
Miscellaneous, net	27	5	32	(19)
Total other expense, net	(221)	(271)	(492)	(820)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET	79	525	604	(762)

REORGANIZATION ITEMS, NET	1,215	-	1,215	(6,206)

INCOME (LOSS) BEFORE INCOME TAXES	1,294	525	1,819	(6,968)

INCOME TAX BENEFIT (PROVISION)	4	(211)	(207)	765

NET INCOME (LOSS)	1,298	314	1,612	(6,203)

PREFERRED STOCK DIVIDENDS	-	-	-	(2)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREOWNERS	$1,298	$314	$1,612	$(6,205)

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Successor)		(Predecessor)
	Three Months Ended December 31,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	29,238		27,912		4.8%
Available Seat Miles (millions) (1)	37,414		36,032		3.8%
Passenger Mile Yield (1)	13.91	¢	13.28	¢	4.7%
Passenger Revenue per Available Seat Mile (PRASM)(1)	10.87	¢	10.29	¢	5.6%
Operating Cost Per Available Seat Mile (CASM) (1)	12.19	¢	11.48	¢	6.2%
CASM excluding Fuel Expense – see Note 1	8.57	¢	8.55	¢	0.2%
Passenger Load Factor(1)	78.1%		77.5%		0.6	pts
Breakeven Passenger Load Factor(1)	78.2%		77.4%		0.8	pts
Fuel Gallons Consumed (millions)	520		511		1.8%
Average Price Per Fuel Gallon, Net of Hedging Activity	2.61		2.07		26.1%
Number of Aircraft in Fleet, End of Period	578		600		-3.7%
Full-Time Equivalent Employees, End of Period	55,044		51,322		7.3%
Mainline:
Revenue Passenger Miles (millions)	24,634		23,552		4.6%
Available Seat Miles (millions)	31,358		30,272		3.6%
Operating Cost Per Available Seat Mile	10.79	¢	10.42	¢	3.6%
CASM Excluding Fuel Expense – see Note 1	6.79	¢	7.21	¢	-5.8%
Number of Aircraft in Fleet, End of Period	446		440		0.9%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc.; Chautauqua Airlines, Inc.; Freedom Airlines, Inc.; Shuttle America Corporation; and SkyWest Airlines, Inc. for all periods presented, and ExpressJet Airlines and Pinnacle Airlines, Inc. beginning June 2007 and December 2007, respectively.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Combined)		(Predecessor)
	Year Ended December 31,
	2007		2006		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	122,065		116,113		5.1%
Available Seat Miles (millions) (1)	151,764		147,995		2.5%
Passenger Mile Yield (1)	13.87	¢	13.34	¢	4.0%
Excluding Certain Items(2) – see Note 1	13.87	¢	13.41	¢	3.4%
Passenger Revenue per Available Seat Mile (PRASM)(1)	11.15	¢	10.47	¢	6.5%
Excluding Certain Items(2) – see Note 1	11.15	¢	10.52	¢	6.0%
Operating Cost Per Available Seat Mile (CASM) (1)	11.61	¢	11.57	¢	0.3%
Excluding Certain Items – see Note 1	11.50	¢	11.49	¢	0%
Excluding Fuel Expense and Certain Items – see Note 1	8.41	¢	8.50	¢	-1.1%
Passenger Load Factor(1)	80.4%		78.5%		1.9	pts
Breakeven Passenger Load Factor(1)	75.2%		78.2%		-3.0	pts
Fuel Gallons Consumed (millions)	2,117		2,111		0.3%
Average Price Per Fuel Gallon, net of hedging activity	$2.21		$2.10		5.2%
Excluding Emergence Related Item –see Note 1	$2.19		$2.10		4.3%
Number of Aircraft in Fleet, End of Period	578		600		-3.7%
Full-Time Equivalent Employees, End of Period	55,044		51,322		7.3%
Mainline:
Revenue Passenger Miles (millions)	103,452		98,911		4.6%
Available Seat Miles (millions)	127,749		125,480		1.8%
Operating Cost Per Available Seat Mile	10.33	¢	10.47	¢	-1.3%
Excluding Certain Items –see Note 1	10.20	¢	10.37	¢	-1.6%
Excluding Fuel Expense and Certain Items –see Note 1	6.80	¢	7.14	¢	-4.8%
Number of Aircraft in Fleet, End of Period	446		440		0.9%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc.; Chautauqua Airlines, Inc.; Freedom Airlines, Inc.; Shuttle America Corporation; and SkyWest Airlines, Inc. for all periods presented, and ExpressJet Airlines and Pinnacle Airlines, Inc. beginning June 2007 and December 2007, respectively.

DELTA AIRLINES, INC.
Selected Balance Sheet Data
(In Millions)

	(Successor)	(Predecessor)
	December 31,	December 31,
	2007	2006

Cash and cash equivalents	$2,648	$2,034
Short-term investments	138	614
Restricted cash, including noncurrent	535	802
Total assets	32,421	19,622
Total debt and capital leases, including current maturities	9,000	8,012
Total liabilities subject to compromise	-	19,817
Total shareowners' equity (deficit)	10,082	(13,593)

Fleet Information

Our active aircraft fleet at December 31, 2007 is summarized in the following table:

	Current Fleet
Aircraft Type	Owned	Capital Lease	Operating Lease	Total	Average Age
B737-800	71	—	—	71	7.2
B757-200	68	34	18	120	16.3
B757-200ER	—	2	11	13	10.0
B767-300	4	—	17	21	16.9
B767-300ER	50	—	9	59	11.9
B767-400ER	21	—	—	21	6.8
B777-200ER	8	—	—	8	7.9
MD88	63	33	21	117	17.5
MD90	16	—	—	16	12.1
CRJ100	28	13	49	90	10.3
CRJ200	5	—	12	17	5.2
CRJ700	17	—	—	17	4.2
CRJ900	8	—	—	8	0.2
Total	359	82	137	578	12.4

During the December 2007 quarter, Delta (1) accepted delivery of seven B757-200ER and five CRJ-900 aircraft, (2) returned two MD-88 and three B767-300 aircraft to lessors, and (3) sold seven CRJ-100 aircraft.

Our purchase commitments (firm orders) for aircraft as of December 31, 2007 are shown in the tables below:

	Delivery in Calendar Years Ending
Aircraft on Firm Order (1)	2008	2009	2010	Total
B737-700	7	3	—	10
B737-800	—	—	2	2	(2)
B777-200LR	3	5	—	8
CRJ900	13	5	—	18	(3)
Total	23	13	2	38

(1)	In addition to these aircraft, Delta will lease four B757-200ER aircraft beginning in the first quarter of 2008.

(2)	Excludes 38 aircraft, which we have entered into definitive agreements to sell to third parties immediately following delivery of these aircraft to us by the manufacturer.

(3)	Excludes 16 aircraft orders we assigned to a regional air carrier in April 2007.

Note 1:  The following tables show reconciliations of certain financial measures. The reasons Delta uses these measures are described below.

•
Cost per available seat mile (CASM) excludes $123 million and $104 million for the three months ended December 31, 2007 and 2006, respectively, and $445 million and $345 million for the years ended December 31, 2007 and 2006, respectively, in expenses related to Delta’s providing aircraft maintenance and staffing services to third parties because these costs are not associated with the generation of a seat mile;

•	Delta excludes reorganization related and certain items because management believes the exclusion of these items is helpful to investors to evaluate the Company’s recurring operational performance;
•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the Company’s PRASM to the industry;
•	Delta presents mainline CASM excluding fuel expense and related taxes because management believes high fuel prices mask the progress achieved toward its business plan targets; and
•	Delta excludes profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the industry.

In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”  The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for the four months ended April 30, 2007 with the eight months ended December 31, 2007.  References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

	(Predecessor)
	Three	(Combined)	(Predecessor)
	Months Ended	Year Ended	Year Ended
	December 31, 2006	December 31, 2007	December 31, 2006
(in millions)
Net income		$1,612
Items excluded:
Reorganization items, net		(1,215)
Interest earned due to bankruptcy		12
Post emergence bankruptcy related professional fees		9
Total items excluded		(1,194)
Net income excluding reorganization related items		$418

(in millions)
Pre-tax (loss) income	$(2,706)	$1,819	$(6,968)
Items excluded
Accounting adjustments	—	—	310
Reorganization items, net	2,521	(1,215)	6,206
Interest earned due to bankruptcy	—	12	—
Post emergence bankruptcy related professional fees	—	9	—
Total items excluded	2,521	(1,194)	6,516
Pre-tax (loss) income excluding reorganization related and certain items	$(185)	$625	$(452)

	(Predecessor)
	Year Ended
	December 31, 2006

Passenger Mile Yield	13.34	¢
Items excluded:
Accounting Adjustments	0.07
Total items excluded	0.07
Passenger mile yield excluding certain items	13.41	¢

	(Combined)		(Predecessor)		(Predecessor)
	Year Ended		Year Ended		Year Ended
	December 31, 2007		December 31, 2006		December 31, 2005

PRASM	11.15	¢	10.47	¢	9.31	¢
Items excluded:
Accounting Adjustments	—		0.05		—
Total items excluded	—		0.05		—
PRASM excluding certain items	11.15		10.52		9.31
Adjustment for charter and other airline revenue	(0.01)				(0.03)
PRASM excluding charter and other airline revenue	11.14	¢			9.28	¢
Length of haul adjustment	(0.33)				(0.64)
Length of Haul adjusted PRASM excluding charter revenue	10.81	¢			8.64	¢
Industry average PRASM	11.40	¢			9.93	¢
Percentage of industry average	95%				86	¢

	(Successor)		(Predecessor)
	Three		Three		(Combined)	(Predecessor)
	Months Ended		Months Ended		Year Ended	Year Ended
	December 31, 2007		December 31, 2006		December 31, 2007	December 31, 2006

CASM	12.52	¢	11.77	¢	11.90 ¢	11.80 ¢
Items excluded:
Aircraft maintenance to third parties	(0.24)		(0.21)		(0.20)	(0.16)
Staffing services to third parties	(0.09)		(0.08)		(0.09)	(0.07)
CASM excluding items not related to generation of a seat mile	12.19	¢	11.48	¢	11.61 ¢	11.57 ¢
Items excluded:
Accounting Adjustments	—		—		—	(0.08)
Profit sharing	—		—		(0.10)	—
Post emergence bankruptcy related professional fees	—		—		(0.01)	—
Total items excluded	—		—		(0.11)	(0.08)
CASM excluding certain items	12.19	¢	11.48	¢	11.50 ¢	11.49 ¢
Fuel expense and related taxes	(3.62)		(2.93)		(3.09)	(2.99)
CASM excluding fuel expense and related taxes and certain items	8.57	¢	8.55	¢	8.41 ¢	8.50 ¢

Mainline CASM	11.18	¢	10.77	¢	10.68 ¢	10.75 ¢
Items excluded:
Aircraft maintenance to third parties	(0.28)		(0.25)		(0.25)	(0.19)
Staffing services to third parties	(0.11)		(0.10)		(0.10)	(0.09)
Mainline CASM excluding items not related to ASMs	10.79	¢	10.42	¢	10.33 ¢	10.47 ¢
Items excluded:
Accounting Adjustments	—		—		—	(0.10)
Profit sharing	—		—		(0.12)	—
Post emergence bankruptcy related professional fees	—		—		(0.01)	—
Total items excluded	—		—		(0.13)	(0.10)
Mainline CASM excluding certain items	10.79	¢	10.42	¢	10.20 ¢	10.37 ¢
Fuel expense and related taxes	(4.00)		(3.21)		(3.40)	(3.23)
Mainline CASM excluding fuel expense and related taxes and certain items	6.79	¢	7.21	¢	6.80 ¢	7.14 ¢

(Combined)
Year Ended
December 31, 2007

Average price per fuel gallon	$2.21
Items excluded:
Emergence related items	(0.02)
Total items excluded	(0.02)
Average price per fuel gallon excluding emergence related items	$2.19

	(Successor)	(Predecessor)
	Eight	Four
	Months Ended	Months Ended
	December 31, 2007	April 30, 2007

Revenue Passenger Miles (RPMs)
Consolidated	85,029	37,036
Mainline	72,164	31,288
Available Seat Miles (ASMs)
Consolidated	104,427	47,337
Mainline	88,082	39,667